UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 7, 2012

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

000-21084                                                      55-0717455

             (Commission File No.)                      (IRS Employer Identification No.)

2450 First Avenue
P. O. Box 2968
Huntington, West Virginia                                                                                                                            25728

(Address of Principal Executive Offices)                                                                                                   (Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

                On December 10, 2012, Champion issued to its secured lenders Warrants to purchase that number of shares of Champion Class B Common Stock equal to thirty percent (30%) of the then issued and outstanding Common Stock of Champion, on a fully diluted, post-exercise basis.  Based on the 11,299,528 shares of Champion Common Stock currently issued and outstanding, exercise in full of the Warrants would result in Champion’s issuance of an additional 4,842,654 shares to the Warrant Holders.  In the event a greater number of issued and outstanding common shares exist at the time of option exercise, a greater number of options of shares of Class B Common Stock would be issuable.

                Champion is party to a Credit Agreement dated as of September 14, 2007, as amended (the "Credit Agreement"), among Champion, as Borrower, Fifth Third Bank, as Administrative Agent and Lender and various other Lenders (the "Lenders"). Champion was in default under various provisions of the Credit Agreement on October 19, 2012.

                As one of the conditions to entering into a First Amended and Restated Credit Agreement dated October 19, 2012 (the “Amended Credit Agreement”) whereby the Lenders agreed not to accelerate the maturity of Champion's loans based on the existing defaults and subject to Champion’s compliance with the Amended Credit Agreement, to extend the maturity of the loans to June 30, 2013, the Secured Lenders required Champion to issue Warrants to purchase shares of Class B Common Stock to be authorized by Champion and to enter into a related Investors’ Right Agreement. The Warrants have a five year term and are exercisable by holders thereof at a price of 1/10th of one cent ($0.001) per share of the Class B Common Stock.

                The Warrants expire on October 19, 2017.

                The Warrants may be exercised for all shares of Class B Common Stock which may then be purchased thereunder, and for any part of the shares which may be purchased thereunder on not more than two occasions.

                Champion has agreed with the Warrant Holders that it shall at all times prior to the Warrant expiration date reserve a sufficient number of shares of its Class B Common Stock to provide for the exercise of the Warrants.

                In the event of any consolidation or merger of Champion with another entity, or the sale of substantially all Champion’s assets to another entity that as a condition of such transaction, the Warrant Holders shall have the right to receive upon the basis and terms of the Warrant and in lieu of shares of Class B Common Stock purchasable thereunder such shares of stock, securities or assets as may by virtue of such transaction be issuable or payable with respect to an equivalent number of shares of Class B Common Stock purchasable under the Warrants had such transaction not taken place. If the securities to be received in such transaction are not traded on a national securities exchange the Holder of the Warrants may elect in lieu of such securities to receive cash equal to the fair market value of such securities.

               The Warrants were issued under an exemption from the registration requirements of the Securities Act of 1933 (the “Act”) as a private placement exempt under Section 4(2) of the Act.

               Further description of the Warrants and related Investor Rights Agreement is incorporated by reference from Champion’s definitive proxy statement filed by Champion on November 16, 2012 under the heading “Issuance of Warrants and Approval of Related Investors’ Rights Agreement” and “Proposed Amendment of the Company’s Articles of Incorporation” and Annexes A, B and C thereto, which are incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The description under “Item 3.02 – Unregistered Sales of Equity Securities” of this Current Report on Form 8-K above is incorporated herein by reference.
Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.
At a special meeting of shareholders of Champion Industries, Inc. (the “Company”) held December 7, 2012, the following matters were voted upon:

(a)	To approve (a) the issuance to Champion’s secured lenders of Warrants to purchase that number of shares of Champion Industries, Inc. Class B Common Stock equal to 30% of issued and outstanding Common Stock on a fully diluted, post-exercise basis and (b) a related Investors’ Rights Agreement among the Company and the Warrant Holders.
				Broker
	Votes “For”	Votes “Against”	Abstentions	Non-Votes
	8,081,754	261,060	2,996	1,954,502

(b)	To consider and approve an amendment to Champion’s Articles of Incorporation to increase the number of authorized shares of Common Stock to 25,000,000 shares and to create a class of non-voting Class B Common Stock consisting of 5,000,000 of such shares.

				Broker
	Votes “For”	Votes “Against”	Abstentions	Non-Votes
	9,797,068	491,314	11,930	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC. (Registrant)
Date: December 11, 2012
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer